SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-NWH INC.
          GABELLI SECURITIES, INC.
                       6/12/06            2,500-           17.9000
		  GABELLI ASSOCIATES LTD
                       6/26/06              400            17.9000
                       6/20/06            2,500            17.8750
          	  GABELLI ASSOCIATES FUND
                       6/20/06            2,500            17.8750
	    MJG ASSOCIATES, INC.
          	  GABELLI INTERNATIONAL LTD
                       6/12/06              800-           17.8800
          GAMCO ASSET MANAGEMENT INC.
                       6/30/06            4,300            18.0000
                       6/21/06            1,000-           17.8700
                       6/16/06            5,500            17.9500
                       6/15/06            1,800            17.9778
                       6/15/06           20,500            17.9534
                       6/14/06            2,500-           17.8600
                       6/13/06            1,100-           17.8855

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ GLOBAL MARKET.

(2) PRICE EXCLUDES COMMISSION.